SEPARATION FROM EMPLOYMENT AGREEMENT AND RELEASE

1. This Separation from Employment Agreement and Release (this “Agreement”), effective as of September 26, 2012, is between Timothy C. Dec (the “Executive”) and Fortress International Group, Inc. (the “Company”), its subsidiaries, affiliated entities, direct or indirect owners and its and their respective officers, directors, employees, agents, predecessors, successors, purchasers, assigns, representatives, fiduciaries, and insurers (collectively, the “Released Parties”).

2. Reference is made to that certain Executive Employment Agreement (the “Employment Agreement”), dated as of August 6, 2007, between the Company and the Executive, as amended by Amendment No. 1, dated August 26, 2008, and Amendment No. 2, dated November 9, 2011. The Company and the Executive agree that the Employment Period (as defined in the Employment Agreement) is terminated effective September 26, 2012, in accordance with Section 5.4 of the Employment Agreement. In connection with the termination of the Employment Period, the Company shall pay the Executive the severance payments set forth in, and in accordance with, Section 5.2 of the Employment Agreement commencing on October 18, 2012. The Company acknowledges that all outstanding shares of restricted stock held by the Executive shall fully vest on the date of this Agreement and no longer be subject to forfeiture. To satisfy the Executive’s withholding requirement upon the vesting of such restricted stock, the Company shall withhold shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the vesting of such shares.

3. Until October 31, 2012, the Executive shall provide the Company the necessary transitional support to enable the orderly transfer of pending work to other executives of the Company. Further, the Executive shall make himself reasonably available to the Company until December 31, 2012. The Executive shall not receive any compensation for these services.

4. Until September 26, 2013, the Executive shall not “Transfer” (as defined below) any shares of common stock of the Company owned by the Executive as of the date of this Agreement (the “Owned Shares”), the “beneficial ownership” (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Owned Shares, or any other interest in the Owned Shares nor enter into any agreement, arrangement or understanding with any person with respect to any Transfer of the Owned Shares. Any Transfer in violation of this paragraph shall be void ab initio. In the event of a stock split, stock dividend, or distribution, or any change in the common stock of the Company by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. For purposes of this paragraph, “Transfer” means, directly or indirectly, to sell, transfer, assign, encumber, hypothecate, or similarly dispose of (by merger, by tendering into any tender or exchange offer, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by operation of law or otherwise).

5. The Executive, deeming this Agreement to be fair, reasonable, and equitable, and intending to be legally bound hereby, agrees to and hereby does, forever and irrevocably fully waive the Executive’s right to assert any and all forms of legal claims against the Released Parties, of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date of this Agreement. Except as set forth below, the Executive’s waiver and release herein is intended to bar any form of legal claim, complaint or any other form of action (jointly referred to as “Claims”) against the Released Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Released Parties, for any alleged action, inaction or circumstance existing or arising through the date of this Agreement.

Without limiting the foregoing general waiver and release, the Executive specifically waives and releases the Released Parties from any Claim arising from or related to the Executive’s employment relationship with the Released Parties or the termination thereof, including, without limitation:

*	Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the date of this Agreement) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act and any similar Maryland or other state statute.
*	Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the date of this
Agreement) relating to other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and any similar state statute.
*	Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.
*	Any right to recover from any complaints, charges or lawsuits filed by any federal or state agency on the Executive’s behalf.
*	Any other Claim arising under state or federal law.

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6. Notwithstanding the foregoing, this Agreement does not:

*	release the Released Parties from any obligation expressly set forth in this Agreement or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released;
*	prohibit the Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”);
*	prohibit the Executive from participating in an investigation or proceeding by the EEOC or any comparable state or local agency; or
*	prohibit the Executive from challenging or seeking a determination in good faith of the validity of this release or waiver under the Age Discrimination in Employment Act and does not impose any condition precedent, penalty, or costs for doing so unless specifically authorized by federal law.

7. The Executive understands that this Agreement is not an admission of liability under any statute or otherwise by the Released Parties, and that the Released Parties do not admit, but deny, any violation of Executive’s legal rights, and that Executive shall not be regarded as a prevailing party for any purpose, including but not limited to, determining responsibility for or entitlement to attorneys’ fees, under any statute or otherwise. The Executive agrees that in the event the Executive brings a Claim in which the Executive seeks damages or other relief from any Released Party, or in the event the Executive seeks to recover against any Released Party in any Claim brought by a governmental agency on the Executive’s behalf, this Agreement shall serve as a complete defense to such Claims.

8. The Executive agrees that the Executive has been paid for all hours worked after the Executive receives a paycheck on October 4, 2012, including any overtime bonus or other incentive compensation, has submitted all invoices and expense reports, and has not suffered any on-the-job injury for which the Executive has not already filed a claim.

9. The Executive agrees that every term of this Agreement, including, but not limited to, the fact that an agreement has been reached and the amount paid, shall be treated by the Executive as strictly confidential, and expressly covenants not to display, publish, disseminate, or disclose the terms of this Agreement to any person or entity other than the Executive’s immediate family, the Executive’s attorney(s) (for purposes of seeking advice concerning this agreement only) and the Employee’s accountant(s) (for purposes of seeking tax advice only), unless compelled to make disclosure by lawful court order or subpoena.

10. The Executive and the Company have entered into an Invention Assignment and Confidentiality Agreement (the “Assignment Agreement”). The Executive reaffirms his obligation to comply with all of the post-termination obligations in the Assignment Agreement and the Employment Agreement, including without limitation to Sections 5, 6 and 7 of the Employment Agreement.

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11. The Executive also agrees that:

☐ The Executive is entering into this agreement knowingly and voluntarily;

☐ The Executive has been advised by the Company to consult an attorney;

☐ But for the Executive’s execution of this Agreement, the Executive would not otherwise be entitled to the payments described in paragraph 2 of this Agreement; and

☐ If any part of this Agreement is found to be illegal or invalid, the rest of the Agreement will be enforceable.

 12. Upon the request of the Company, the Executive shall immediately return all property of the Company in his possession, including but not limited to all key cards, equipment, and originals and copies of all files, books, manuals, records, lists, printouts, software and any other documents of the Company.  Notwithstanding the foregoing, the Executive shall have the opportunity to purchase the computer previously used by the Executive for a price mutually agreed in good faith by the Company and the Executive. The Executive acknowledges that he shall not retain any copies of any documents, records or files in either written or electronic form.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first written above.

COMPANY

FORTRESS INTERNATIONAL GROUP, INC.:

By:	/s/ Anthony Angelini
Name: Anthony Angelini
Title: Chief Executive officer

EXECUTIVE:

/s/ Timothy C. Dec
Timothy C. Dec

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